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                                    BYLAWS
                                      OF
                          R & G FINANCIAL CORPORATION

                             ARTICLES I.  OFFICES


     1.1 REGISTERED OFFICE AND REGISTERED AGENT. The registered office of R & G Financial Corporation ("Corporation") shall be located in the Commonwealth of Puerto Rico at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law. The registered agent may have a business office identical with such registered office, or at a separate location.

     1.2 OTHER OFFICES. The Corporation may have other offices within or without the Commonwealth of Puerto Rico at such place or places as the Board of Directors may from time to time determine.


                      ARTICLE II.  STOCKHOLDERS' MEETINGS


     2.1 MEETING PLACE. All meetings of the stockholders shall be held at the principal place of business of the Corporation, or at such other place within or without the Commonwealth of Puerto Rico as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

     2.2 ANNUAL MEETING TIME. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year within 120 days after the end of the Corporation's fiscal year, at such date and time prescribed by the Board of Directors, and stated in the notice of such meeting.

     2.3 ORGANIZATION. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in his absence by the President. The Secretary, or in his absence any Assistant Secretary or a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any Assistant or temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders shall announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting and, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as seem to him in order.

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     2.4  SPECIAL MEETINGS.  Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board of Directors or by the President, or by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

     2.5  NOTICE.

     (a) Notice of the time and place of the annual meeting of stockholders shall be given by delivering personally or by mailing a written notice of the same, not less than ten days and not more than sixty days prior to the date of the meeting, to each stockholder of record entitled to vote at such meeting. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, or if a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days (unless a new record date is fixed therefor), other than an announcement at the meeting at which such adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

     (b) Not less than ten days and not more than sixty days prior to the meeting, a written notice of each special meeting of stockholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally or mailed to each stockholder of record entitled to vote at such meeting.

     2.6 VOTING RECORD. At least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares registered in the name of each, which record shall be kept open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to such meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The record also shall be kept open at the time and place of such meeting for the inspection of any stockholder.

     2.7 QUORUM: ACTIONS OF STOCKHOLDERS. Except as otherwise required by law:

     (a) A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting.

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     (b)  In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

     2.8 VOTING OF SHARES. Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

     2.9 FIXING OF THE RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any proper purpose (including a determination of the stockholders entitled to examine the voting record as provided in Section 2.6 of these By-Laws), the Board of Directors may fix in advance a record date for any such determination of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.9, such determination shall apply to any adjournment thereof.

     2.10 PROXIES. A stockholder may vote either in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact. Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy, a stockholder may grant such authority in the manner specified in the General Corporation Law of the Commonwealth of Puerto Rico. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. Proxies solicited by or on behalf of the management shall be voted as directed by the stockholder, or in the absence of such direction, as determined by a majority of the Board of Directors. Proxies must be filed with the Secretary of the Corporation.

     2.11 WAIVER OF NOTICE. A waiver of any notice required to be given any stockholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice.

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     2.12  VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS.  When ownership stands in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree, except to the extent provided in Article 7.08(A) of the General Corporation Law of the Commonwealth of Puerto Rico.

     2.13 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and the stockholder shall have expressly authorized the pledgee to vote such shares, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     2.14 PROPOSALS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than ninety days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation or, in the case of the first annual meeting of stockholders of the Corporation, notice by the stockholder must be so delivered

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or received no later than the close of business on December 31, 1996, notwithstanding a determination by the Corporation to schedule such annual meeting at a date later than the March 31, 1997. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (c) a brief description of the business desired to be brought before the annual meeting, (d) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (e) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (f) any material interest of the stockholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II,
Section 2.14, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations.

     2.15 INSPECTORS. For each meeting of stockholders, the Board of Directors shall appoint one or more inspectors of election, who shall make a written report of such meeting. Any such appointment shall not be altered at the meeting. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector one or more inspectors shall be appointed at the meeting by the chairman thereof. An inspector or inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman thereof. An inspector or inspectors shall not accept a ballot, proxy or vote, nor any revocations thereof or changes thereto, after the closing of the polls (unless a Court of Justice of the Commonwealth of Puerto Rico upon application by a stockholder shall determine otherwise) and may appoint or retain other persons or entities to assist them in the performance of their duties. Inspectors need not be stockholders and may not be nominees for election as directors.


                          ARTICLE III.  CAPITAL STOCK

     3.1 CERTIFICATES. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the Chairman of the Board or the President, and the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or facsimile thereof; PROVIDED, HOWEVER, that the Board of Directors may determine, by resolution, that any or all of any or all of the classes of shares of stock of the Corporation shall not be evidenced by a certificate. Any or all of the signatures on the


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certificate may be by facsimile.  If an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer, transfer agent or registrar on the date of issue. Each certificate of stock shall state:

     (a) that the Corporation is organized under the laws of the Commonwealth of Puerto Rico;

     (b)  the name of the person to whom issued;

     (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

     (d) the par value of each share represented by such certificate, or a statement that such shares are without par value.

     3.2  TRANSFERS.

     (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register within or without Puerto Rico, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

     (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

     (c) A written restriction on the transfer or registration of transfer of a certificate evidencing stock of the Corporation, if permitted by the General Corporation Law of the Commonwealth of Puerto Rico and noted conspicuously on such certificate, may be enforced against the holder of the restricted certificate or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

     (d) Whenever a transfer of shares is made as collateral security, and not absolutely, it shall be so expressed in the entry of the transfer and pledged shares of stock shall not be transferable except with the written consent of the pledgee.

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     3.3  REGISTERED OWNER.  Shares of stock are transferable by all means recognized by law, if there is no attachment levied upon them under competent authority, but as long as the transfer is not signed and recorded in the transfer books, the registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the Commonwealth of Puerto Rico.

     3.4 LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in place of any certificate previously issued by it which is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     3.5 FRACTIONAL SHARES OR SCRIP. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

     3.6 SHARES OF ANOTHER CORPORATION. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

                        ARTICLE IV.  BOARD OF DIRECTORS

     4.1 POWERS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

     4.2 CLASSIFICATION AND TERM. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the effective date of the Corporation's Certificate of Incorporation; the term of office of the directors of the second class shall expire at the

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second annual meeting of stockholders after the effective date of the
Corporation's Certificate of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of the Corporation's Certificate of Incorporation; and as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

     4.3 NUMBER OF DIRECTORS. The initial Board of Directors shall consist of five (5) persons. The number of directors may at any time be increased or decreased by a vote of a majority of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director. Notwithstanding anything to the contrary contained within these Bylaws, the number of directors may not be less than five (5) nor more than fifteen (15).

     4.4 VACANCIES. All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation's Certificate of Incorporation.

     4.5 REMOVAL OF DIRECTORS. Directors may be removed in the manner provided in the Corporation's Certificate of Incorporation.

     4.6 REGULAR MEETINGS. Regular meetings of the Board of Directors or any committee thereof may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the Commonwealth of Puerto Rico, as the Board of Directors or such committee, as the case may be, may from time to time designate.

     4.7  SPECIAL MEETINGS.

     (a) Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate within or without the Commonwealth of Puerto Rico. Written notice of all special meetings of the Board of Directors shall be given to each director, at least two days prior thereto if written notice is delivered personally, or by five days' service of the same by telegram or by letter. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

     (b) Special meetings of any committee of the Board of Directors may be called at any time by such person or persons and with such notice as shall be specified for such

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committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

     4.8 WAIVER OF NOTICE. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

     4.9 QUORUM: ACTIONS OF THE BOARD OF DIRECTORS. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     4.10 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be, and such consents are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

     4.11 ACTION BY DIRECTORS BY COMMUNICATIONS EQUIPMENT. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time as provided in the General Corporation Law of the Commonwealth of Puerto Rico.

     4.12 REGISTERING DISSENT. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     4.13 EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees which in each case consist of one or more directors of the Corporation, and may from time to time invest

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such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation or plan of voluntary liquidation, recommending to the stockholders the sale, lease or exchange or other disposition of all or substantially all the property and assets of the Corporation, or amending these Bylaws. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     4.14 REMUNERATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director and/or such other compensation as may be fixed by the Board of Directors. Members of special or standing committees may be allowed like compensation for serving on committees of the Board of Directors. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     4.15 NOMINATIONS OF DIRECTORS. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or committee appointed by the Board of Directors or by any stockholder entitled to vote generally in an election of directors. However, any stockholder entitled to vote generally in an election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Secretary of the Corporation not later than
(i) ninety days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation or, in the case of the first annual meeting of stockholders of the Corporation, nominations by the stockholder must be so delivered or received no later than the close of business on December 31, 1996, notwithstanding a determination by the Corporation to schedule such annual meeting at a date later than the March 31, 1997, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or

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nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     4.16 RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation, addressed to the Chairman of the Board or the President. Such resignation shall take effect upon receipt thereof by the Chairman of the Board or the President, or at such later date as specified therein.

     4.17 MINUTES. Minutes shall be kept of all meetings of the Board of Directors and of all meetings of the committees. The minutes of each such meeting shall be submitted to the Board at the next regular session after each meeting. The Board shall approve or disapprove the minutes and record such action in the minutes of the meeting.


                             ARTICLE V.  OFFICERS

     5.1 DESIGNATIONS. The officers of the Corporation shall be a President, a Secretary and a Treasurer appointed by the Board of Directors, as well as such other officers as the Board of Directors or the President may designate. Officers of the Corporation shall be elected for one year by the directors at their first meeting after the annual meeting of stockholders, and officers of the Corporation shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person.

     5.2 POWERS AND DUTIES. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors or, in the case of officers with a title of Vice President or lower, the President, may from time to time authorize or determine. In the absence of action by the Board of Directors or the President, as applicable, the officers shall have such powers and duties as generally pertain to their respective offices.

     5.3 DELEGATION. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

     5.4 VACANCIES. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

     5.5 TERM - REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board

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                                      12

of Directors or by the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

     5.6 BONDS. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditions for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

     5.7 REMUNERATION. The remuneration of the President shall be fixed from time to time by the Board of Directors. The remuneration of all other officers shall be fixed from time to time by the Board of Directors or the President.

                ARTICLE VI.  INDEMNIFICATION, ETC. OF DIRECTORS,
                        OFFICERS, EMPLOYEES AND AGENTS


     6.1  INDEMNIFICATION.

     (a) The Corporation shall indemnify, to the fullest extent authorized by the General Corporation Law of the Commonwealth of Puerto Rico, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

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     (b)  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such court shall deem proper.

     (c) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1 (a) or Section 6.1 (b) of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d)  Any indemnification under Section 6.1 (a) or Section 6.1 (b) of this
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     (e) The Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding initiated by any person seeking indemnification under this Article VI without its prior written consent.

     6.2 ADVANCEMENT OF EXPENSES. Reasonable expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VI.

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                                      14

     6.3 OTHER RIGHTS AND REMEDIES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     6.4 INSURANCE. By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article VI or of the General Corporation Law of the Commonwealth of Puerto Rico, or of the laws of any other State or political dependency of the United States or foreign country as may be applicable.

     6.5 MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to a director, officer, employee or agent provided in this
Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.


               ARTICLE VII.  DIVIDENDS; FINANCE; AND FISCAL YEAR

     7.1 DIVIDENDS. Subject to the applicable provisions of the General Corporation Law of the Commonwealth of Puerto Rico, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may deem proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Corporation, or for any other proper purpose, and the Board of Directors may modify or abolish any such reserve.

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                                      15

     7.2 DISBURSEMENTS. All checks or demand for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     7.3 DEPOSITORIES. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

     7.4 FISCAL YEAR. The fiscal year of the Corporation shall end on the last day of December 31 of each year.


                            ARTICLE VIII.  NOTICES

     Except as may otherwise be required by law, any notice to any stockholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid.


                               ARTICLE IX.  SEAL

     The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.


                         ARTICLE X.  BOOKS AND RECORDS

     The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its stockholders and Board of Directors (including committees thereof). Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.


                            ARTICLE XI.  AMENDMENTS

     11.1 AMENDMENTS. These Bylaws may be altered, amended or repealed in the manner provided in the Corporation's Certificate of Incorporation.

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                                      16

     11.2 EMERGENCY BYLAWS. The Board of Directors may adopt emergency Bylaws, subject to repeal or change or by action of the stockholders, which shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the Commonwealth of Puerto Rico and/or the United States, any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition.


                         ARTICLE XII.  USE OF PRONOUNS

     Use of the masculine gender in these Bylaws shall be considered to represent either masculine or feminine gender whenever appropriate.